Exhibit 10.3

AUTHORIZED FORM - STRUCTURED SUPPORT ARRANGEMENTS

GUARANTY

THIS GUARANTY, dated as of March 31, 2025, is issued by Avangrid Networks, Inc., a Maine corporation, (“Guarantor”), in favor of Unitil Corporation, a New Hampshire corporation (“Guaranteed Party”). Avangrid Enterprises, Inc., a Maine corporation, (“Obligor”) is a wholly owned indirect subsidiary of Guarantor.

RECITALS

A. Obligor and Guaranteed Party have entered into a Stock Purchase Agreement relating to (among other things) the sale and acquisition of all of the issued and outstanding shares of common stock of Maine Natural Gas Company, a Maine corporation, dated as of March 31, 2025 (the “Agreement”).

B. This Guaranty is delivered to Guaranteed Party by Guarantor in connection with the Agreement.

AGREEMENT

1.
Guaranty.

A. Guaranty of Obligations Under the Agreement. To induce Guaranteed Party to enter into the Agreement and to consummate the transactions contemplated by the Agreement, and for value received, Guarantor hereby absolutely, unconditionally and irrevocably, subject to the express terms hereof, guarantees the payment when due of all payment obligations, whether now in existence or hereafter arising, of Obligor to Guaranteed Party pursuant to the Agreement (the “Obligations”). This Guaranty is one of payment and not of collection and shall apply regardless of whether recovery of all such Obligations may be or become discharged or uncollectible in any bankruptcy, insolvency or other similar proceeding, or otherwise unenforceable. The Obligations are primary and unconditional.

B. Maximum Guaranteed Amount. Notwithstanding anything to the contrary herein, except as otherwise provided in this Section 1.B., Guarantor’s aggregate obligation and liability to Guaranteed Party under this Guaranty are subject to and shall not exceed, and Guarantor shall have the benefit of, the caps and limitations set forth in Section 8.04 of the Agreement that are applicable to Obligor, including, without limitation, the Purchase Price cap (the “Maximum Guaranteed Amount”) (it being understood that any payment by Guarantor either directly or indirectly to the Guaranteed Party, pursuant to a demand made upon Guarantor by Guaranteed Party or otherwise made by Guarantor pursuant to its obligations under this Guaranty including any indemnification obligations, shall reduce the Maximum Guaranteed Amount on a dollar-for-dollar basis), including reasonable costs and expenses incurred by Guaranteed Party in enforcing this Guaranty, provided that the Guaranteed Party is the prevailing party, and shall not either individually or in the aggregate be greater or different in character or extent than the obligations of Obligor to Guaranteed Party under the terms of the Agreement. For the avoidance of doubt, Guarantor’s obligation to Guaranteed Party with respect to, and solely with respect to, any claim for the reimbursement of Seller Consolidated Tax Liability shall not be limited to the Maximum Guaranteed Amount. IN NO EVENT SHALL GUARANTOR BE SUBJECT TO ANY PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR SIMILAR DAMAGES, EXCEPT TO THE EXTENT, IN EACH CASE, (i) SUCH DAMAGES ARE ACTUALLY AWARDED TO A GOVERNMENTAL AUTHORITY OR OTHER THIRD PARTY, (ii) SUCH DAMAGES (a) NATURALLY AND NECESSARILY FLOW FROM THE BREACH OF THIS GUARANTY CAUSING SUCH DAMAGES, AND (b) WERE REASONABLY FORESEEABLE AT THE TIME OF EXECUTION OF THIS GUARANTY, OR (iii) SUCH DAMAGES (a) NATURALLY AND NECESSARILY FLOW FROM THE BREACH OF THE AGREEMENT BY THE OBLIGOR CAUSING SUCH DAMAGES, (b) WERE REASONABLY FORESEEABLE AT THE TIME OF EXECUTION OF THE AGREEMENT, AND (c) THE GUARANTOR IS REQUIRED TO MAKE PAYMENT IN ACCORDANCE WITH THE TERMS OF THIS GUARANTY AS A RESULT OF THE OBLIGOR HAVING FAILED TO MAKE PAYMENT FOR SUCH DAMAGES WHEN DUE.

2.
Payment; Currency. All sums payable by Guarantor hereunder shall be made in freely transferable and immediately available funds and shall be made in the currency in which the Obligations were due. If Obligor fails to pay any Obligation when due, the Guarantor will pay that Obligation directly to Guaranteed Party within twenty (20) days after written notice to Guarantor by Guaranteed Party. The written notice shall provide a reasonable description of the amount of the Obligation and explanation of why such amount is due. Should the Guarantor not make full payment of any such Obligation within such twenty (20) day period, any amount payable shall accrue interest from and including the date notice is provided to Guarantor by Guaranteed Party to but excluding the date such payment has been made at a rate per annum equal to the “prime rate” then in effect as published in The Wall Street Journal. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed
3.
Waiver of Defenses. Except as set forth above, Guarantor hereby waives notice of acceptance of this Guaranty and of the Obligations and any action taken with regard thereto, and waives promptness, diligence, presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, suit, or the taking of and failing to take other action by Guaranteed Party against Obligor, Guarantor or others and waives any defense of a surety. Without limitation, Guaranteed Party may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) together with the Obligor, make any change to the terms of the Obligations; (b) take or fail to take any action of any kind in respect of any security for the Obligations; (c) exercise or refrain from exercising any rights against Obligor or others in respect of the Obligations or (d) compromise or subordinate the Obligations, including any security therefor. Notwithstanding the foregoing, Guarantor shall be entitled to assert rights, setoffs, counterclaims and other defenses which Obligor may have to performance of any of the Obligations and also shall be entitled to assert rights, setoffs, counterclaims and other defenses that the Guarantor may have against the Guaranteed Party, other than defenses based upon lack of authority of Obligor to enter into and/or perform its obligations under the Agreement or any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceeding with respect to Obligor. Guarantor further waives any right to require Guaranteed Party to proceed against or exhaust any recourse Guaranteed party may have against Obligor or its property or any other Person or such Person’s property, prior to proceeding against Guarantor.
4.
Term. This Guaranty shall continue in full force and effect until fifteen (15) months from the Closing Date, provided, however, that (i) with respect to claims for indemnification for Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05(a), and Section 3.25 of the Agreement, this Guaranty shall continue in effect for six (6) years after the Closing Date, (ii) with respect to claims for indemnification for Losses based upon, arising out of, with respect to or by reason of any breach of any covenant or agreement of Obligor contained in the Agreement, this Guaranty shall continue in effect for the period for which such covenant or agreement survives the Closing (as specified in the Agreement), and (iii) with respect to claims under Article VI of the Agreement, this Guaranty shall continue in effect until the end of the survival period specified in Section 6.10 of the Agreement; provided further, however, that this Guaranty shall continue in full force and effect with respect to any claims under the Agreement asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from Guaranteed Party to Obligor prior to the expiration date of the survival period specified in Section 8.01 of the Agreement until such claims are finally resolved. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned due to bankruptcy or insolvency laws or otherwise.
5.
Subrogation. Until all Obligations are indefeasibly performed in full, but subject to Section 6 hereof, Guarantor hereby waives all rights of subrogation, reimbursement, contribution and indemnity from Obligor with respect to this Guaranty and any collateral held therefor, and Guarantor hereby subordinates all rights under any debts owing from Obligor to Guarantor, whether now existing or hereafter arising, to the prior payment of the Obligations.
6.
Expenses. The Guarantor shall have no obligation to pay any reasonable attorneys' fees and all other reasonable costs and expenses if, in any action or proceeding brought by Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated that the Guarantor is not liable to make payment hereunder.
7.
Assignment. Guarantor may not assign its rights or delegate its obligations under this Guaranty in whole or part without written consent of Guaranteed Party, provided, however, that Guarantor may assign its rights and delegate its obligations under this Guaranty without the consent of Guaranteed Party if (X) such assignment is not part or a plan or scheme to impair the efficacy of this Guaranty and (Y) (a) such assignment and delegation is pursuant to the assignment and delegation of all of Guarantor's rights and obligations hereunder, whether such obligations arose before or after such assignment and delegation, in whatever form Guarantor determines may be appropriate, to a partnership, limited liability company, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise, provided, such entity has an Investment Grade Rating by either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or (b) such assignment and delegation is made to an entity within the Iberdrola S.A. group of companies that has an Investment Grade Rating by either Moody's or S&P. For purposes of this Section 7, "Investment Grade Rating" means a minimum credit rating for senior unsecured debt or corporate credit rating of BBB- by S&P or Baa3 by Moody's. Upon any such delegation and assumption of obligations and, if required, the written consent of Guaranteed Party (which consent shall not be unreasonably withheld, conditioned or delayed), Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption. Guaranteed Party may not assign its rights hereunder except in connection with a permitted assignment of its rights and obligations under the Agreement.
8.
Non-Waiver. The failure of Guaranteed Party to enforce any provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce same. All remedies of Guaranteed Party under this Guaranty shall be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. The terms and provisions hereof may not be waived, altered, modified or amended except in a writing executed by Guarantor and Guaranteed Party.
9.
Entire Agreement. This Guaranty and the Agreement are the entire and only agreements between Guarantor and Guaranteed Party with respect to the guaranty of the Obligations of Obligor by Guarantor. All agreements or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby.
10.
Notice. Any demand for payment, notice, request, instruction, correspondence or other document to be given hereunder by Guarantor or by Guaranteed Party shall be in writing and shall be deemed received (a) if given personally, when received, (b) if mailed by certified mail (postage prepaid and return receipt requested), five days after deposit in the U.S. mails, (c) if given by e-mail, on the date sent by e-mail of a PDF document (with confirmation of receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) if given via overnight express courier service, when received or personally delivered, in each case with charges prepaid and addressed as follows (or such other address as either Guarantor or Guaranteed Party shall specify in a notice delivered to the other in accordance with this Section):

If to Guarantor:

Avangrid Networks, Inc.

52 Farm View Drive

New Gloucester, Maine 04260

Attn: Senior Director, Credit Risk Management

Email: CollateralDesk@Avangrid.com

If to Guaranteed Party:

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842

E-mail: hurstakd@unitil.com

Attn: Daniel J. Hurstak

Senior Vice President, Chief Financial Officer & Treasurer

Email: hurstakd@unitil.com

11.
Counterparts. This Guaranty may be executed in counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature page of this Guaranty executed by electronic means, including by DocuSign or other similar software, and/or a signed copy of this Guaranty delivered by facsimile, e-mail or other means of electronic transmission, shall be deemed to have the same legal effect as delivery of an original, manually signed copy of this Guaranty.
12.
Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of law. Guarantor and Guaranteed Party agree to the exclusive jurisdiction of Court of Chancery in the state of Delaware over any disputes arising or relating to this Guaranty (or, if the Court of Chancery of the state of Delaware declines to accept or does not have jurisdiction, another state court located within the state of Delaware or, if no state court located within the state of Delaware has jurisdiction, the United States district court for the district of Delaware).
13.
Further Assurances. Guarantor shall cause to be promptly and duly taken, executed and acknowledged and delivered, such further documents and instruments as Guaranteed Party may from time to time reasonably request in order to carry out the intent and purposes of this Guaranty.
14.
Limitation on Liability. Except as specifically provided in this Guaranty, Guaranteed Party shall have no claim, remedy or right to proceed against Guarantor or against any past, present or future stockholder, partner, member, director or officer thereof for the payment of any of the Obligations, as the case may be, or any claim arising out of any agreement, certificate, representation, covenant or warranty made by Obligor in the Agreement.
15.
Representations and Warranties. Guarantor hereby represents and warrants that: (a) Obligor is a wholly owned indirect subsidiary of Guarantor and, as such, Guarantor will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement; (b) Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (c) the execution, delivery, and performance of this Guaranty has been duly authorized by all necessary action and do not contravene any provision of Guarantor’s charter, partnership agreement, operating agreement, or similar organizational documents or any Law binding on Guarantor or any of its property or assets; (d) all consents, approvals, authorizations, permits of, filings with, and notifications to, any Governmental Authority necessary for the due execution, delivery, and performance of this Guaranty by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery, or performance of this Guaranty; (e) this Guaranty constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, or reorganization laws, in each case affecting the rights and remedies of creditors against Guarantor generally and general equitable principles; and (f) Guarantor has the financial capacity to pay its obligations under this Guaranty, and all funds necessary for Guarantor to fulfill its obligations under this Guaranty shall be available to the Guarantor (or its permitted assignee pursuant to Section 7 hereof) for so long as this Guaranty shall remain in effect.
16.
Defined Terms. Capitalized terms used and not defined in this Guaranty shall have the meaning ascribed to such terms in the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first set forth above.

Avangrid Networks, Inc.,
a Maine corporation

By: _/s/ Al Langland

Name: Al Langland

Title: President of MNG, and Vice President, Gas & Hydro Engineering & Operations

By: _/s/ Andrea Vanluling

Name: Andrea Vanluling

Title: Vice President and Deputy Controller

Acknowledged and agreed:

Unitil Corporation,
a New Hampshire corporation

By: _/s/ Thomas P. Meissner, Jr
Name: Thomas P. Meissner, Jr.
Title: Chairman and Chief Executive Officer